Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of November 17, 2021, by and among Genufood Energy Enzymes Corp., a Nevada corporation (“GEEC” or the “Seller”); Yu-Lin Chen, an individual and resident of the Republic of China (the “Purchaser”); and Hukui Biotechnology Corporation, an international company incorporated in Samoa (“Hukui”). The Seller, Purchaser and Hukui are sometimes individually referred to herein as a “Party” and collectively sometimes referred to herein as the “Parties”.

RECITALS

WHEREAS, GEEC and Hukui are parties to that certain Series C Preferred Shares Subscription Agreement dated September 23, 2020 (the “Hukui Stock Purchase Agreement”); and

WHEREAS, pursuant to the Hukui Stock Purchase Agreement, GEEC has purchased from Hukui and Hukui has sold to GEEC to date 140,000 shares of Series C Preferred Stock of Hukui (the “Hukui Shares”); and

WHEREAS, as a result of changed circumstances for GEEC, GEEC desires to sell the Hukui Shares and Hukui consents to such sale; and

WHEREAS, GEEC desires to sell to the Purchaser, and the Purchaser desires to purchase from GEEC, all of the Hukui Shares.

AGREEMENT

THEREFORE, in consideration of the foregoing and for good and valuable consideration, intending to be legally bound, the Parties hereby agree as follows:

1. Sale of Shares.

(a) Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, the Hukui Shares, consisting of 140,000 shares of Series C Preferred Stock of Hukui, for a purchase price of $350,000 (the “Purchase Price”). At the Closing, title to the Hukui Shares shall pass to the Purchaser, who, as record and beneficial owner thereof, shall succeed to all rights, obligations and restrictions underlying the Hukui Shares, as provided in the Articles of Association, Bylaws and other governing documents and agreements of Hukui (collectively, the “Hukui Governing Documents”).

(b) Closing. The sale of the Shares pursuant to this Agreement shall take place at a closing (the “Closing”) that will occur remotely via the exchange of documents, or at such other place as may be mutually agreed to by the Parties, as soon as reasonably possible after all conditions set forth herein to such Closing are completed or waived by the Parties. At the Closing, the Seller shall deliver to the Purchaser a certificate or certificates representing the Hukui Shares, duly endorsed in blank or accompanied by an appropriate assignment separate from certificate in the form attached hereto as Exhibit A, against payment by the Purchaser of the full amount of the Purchase Price, payable by wire transfer to a bank account designated by the Seller against instructions provided by the Seller to the Purchaser.

2. Representations and Warranties of the Purchaser. In connection with the sale of the Hukui Shares to Purchaser, the Purchaser represents and warrants to the Seller and Hukui that:

(a) The Purchaser is acquiring the Hukui Shares for investment purposes, for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” of the Hukui Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Purchaser understands that the Hukui Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) The Purchaser further understands that the Hukui Shares have not registered under the laws of any other jurisdiction, including the Republic of China.

(d) The Purchaser understands that the Hukui Shares are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Purchaser must hold the Hukui Shares indefinitely unless it is registered with the Securities and Exchange Commission (the “SEC”) and qualified by such state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that Hukui has no obligation to register or qualify the Hukui Shares for resale in the United States of any other jurisdiction. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Hukui Shares, and requirements relating to Hukui which are outside the Purchaser’s control, and which Hukui is under no obligation and may not be able to satisfy.

(e) The Purchaser will not sell, transfer, pledge or otherwise dispose of any of the Hukui Shares purchased by the Purchaser hereunder unless and until (a) such Hukui Shares are subsequently registered under the Securities Act and any applicable state securities laws, or the laws of any other jurisdiction or (b) (i) an exemption from such registration is available thereunder; and (ii) the Purchaser has notified Hukui of the proposed transfer and has furnished Hukui with an opinion of counsel in a form reasonably satisfactory to Hukui, or such other documentation that Hukui may reasonably request, that such transfer will not require registration of such shares under the Securities Act or the laws of any other jurisdiction, including the Republic of China. The Purchaser understands that Hukui is not obligated, and does not have any present intent, to register the Hukui Shares either under the Securities Act, any applicable state securities laws or the laws of any other jurisdiction, including the Republic of China. The Purchaser authorizes Hukui to issue stop transfer instructions to its stock transfer agent, or, so long as Hukui may act as its own transfer agent, to make a stop transfer notation in its appropriate records, in order to ensure the Purchaser’s compliance with this provision.

(f) The Purchaser has received all information he considers necessary or appropriate in deciding whether to purchase the Hukui Shares and make the investment in Hukui contemplated herein. None of such information has come from, or been provided by, the Seller. The Purchaser represents that he has relied exclusively on sources other than the Seller to obtain such information as he wished to consider in making his investment decision and has had an opportunity to ask questions and receive answers from Hukui regarding Hukui in general and the Hukui Shares in particular.

(g) The Purchaser has had a reasonable opportunity to consult with counsel of his own choosing (as well as tax and financial advisors of his own choosing) regarding this Agreement and the transactions contemplated herein. The Purchaser has had opportunity to review with his tax advisors applicable tax consequences of the transactions contemplated by this Agreement. The Seller is relying solely on such advisors and not on any statements or representations of the Seller or any of its agents. The Purchaser understands that it (and not the Seller) shall be responsible for any tax liability incurred by the Purchaser, any related interest and penalties, if any, that may arise as a result of the transactions contemplated by this Agreement, and any other stock transfer or other fees that arise in, or may imposed by, any jurisdiction in connection with the transactions contemplated by this Agreement.

(h) The Purchaser (a) is sophisticated and familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of Hukui to make an informed decision regarding the purchase of the Hukui Shares, and (c) has independently and without reliance upon the Seller, and based on such information and the advice of such advisors as the Purchaser has deemed appropriate, made his own analysis and reached his own decision to enter into this Agreement and consummated the transaction contemplated herein. The Purchaser acknowledges that the Seller is not acting as a fiduciary or financial or investment adviser to Purchaser, and has not given the Purchaser any investment advice, opinion or other information on whether the purchase of the Hukui Shares is prudent and has not given the Purchaser any other information about Hukui or the Hukui Shares. The Purchaser further acknowledges that (w) the Seller currently may have, and later may come into possession of, information with respect to Hukui that is not known to the Purchaser and that may be material to a decision to purchase the Hukui Shares (“Excluded Information”), (x) the Purchaser has decided to purchase the Hukui Shares notwithstanding any lack of knowledge of any Excluded Information, (y) the value of the Hukui Shares may significantly appreciate or depreciate over time and by agreeing to the purchase of the Hukui Shares pursuant to this Agreement, the Purchaser may be giving up the opportunity to purchase the Hukui Shares at a lower price in the future and (z) the Seller shall have no liability to the Purchaser, and the Purchaser to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Seller, whether under applicable securities laws or otherwise, with respect to the nondisclosure of any Excluded Information in connection with the sale of the Hukui Shares and the transactions contemplated by this Agreement. The Purchaser understands that the Seller will rely on the accuracy and truthfulness of the foregoing representations, and the Purchaser hereby consents to such reliance.

(i) The Purchaser is a stockholder of the Seller but is not an affiliate of the Seller. The Purchaser is not an affiliate of Hukui. For purposes of this Agreement, “affiliate” means a person controlling, controlled by or under common control with, another person.

(j) The Purchaser is either an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act or not a “U.S. person” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act.

3. Representations and Warranties of the Seller. In connection with the sale of the Hukui Shares to the Purchaser, the Seller represents and warrants to the Purchaser and Hukui that:

(a) The Seller is the sole owner of the Hukui Shares and the Hukui Shares are free and clear of any liens or encumbrances (other than restrictions on transfer under Federal and applicable state securities laws and possible restrictions under Hukui’s Governing Documents. The Seller further represents that the Seller has good and marketable title to the Hukui Shares and the right and authority to sell and transfer the Hukui Shares to the Purchaser pursuant to this Agreement and without any third party consent, other than the consent of Hukui to effect the transfer of the Hukui Shares as contemplated in this Agreement, which consent is provided for in Section 6 below. The Seller further represents and warrants that after the sale and transfer of the Shares, the Seller will have no right, title or interest in or to the Hukui Shares.

(b) The Seller has had a reasonable opportunity to consult with counsel of its own choosing (as well as tax and financial advisors of its own choosing) regarding this Agreement and the transactions contemplated hereby. The Seller has had opportunity to review with its tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Seller is relying solely on such advisors and not on any statements or representations of the Purchaser or any of his agents. The Seller understands that it (and not the Purchaser) shall be responsible for the Seller’s tax liability and any related interest and penalties, if any, that may arise as a result of the transactions contemplated by this Agreement.

(c) The Seller (a) has adequate information concerning the business and financial condition of Hukui to make an informed decision regarding the sale of the Hukui Shares, and (c) has independently and without reliance upon the Company or the Purchaser, and based on such information and the advice of such advisors as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Seller acknowledges that the Purchaser is not acting as a fiduciary or financial or investment adviser to the Seller, and has not given the Seller any investment advice, opinion or other information on whether the sale of the Hukui Shares is prudent. The Seller further acknowledges that (w) the Purchaser currently may have, and later may come into possession of, Excluded Information, (x) the Seller has decided to sell the Hukui Shares notwithstanding any lack of knowledge of any Excluded Information, (y) the value of the Hukui Shares may significantly appreciate or depreciate over time and by agreeing to the sale of the Hukui Shares to the Purchaser pursuant to this Agreement, the Seller may be giving up the opportunity to sell the Shares at a higher price in the future and (z) the Purchaser shall have no liability to the Seller, and the Seller to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Purchaser, whether under applicable securities laws or otherwise, with respect to the nondisclosure of any Excluded Information in connection with the sale of the Hukui Shares and the transactions contemplated by this Agreement. The Seller understands that the Purchaser will rely on the accuracy and truthfulness of the foregoing representations, and the Seller hereby consents to such reliance.

4. Agreement to be Bound. The Purchaser agrees to be bound by all the terms and conditions of Hukui’s Governing Documents and upon the Purchaser’s request Hukui has provided, or promptly shall provide, copies of all of Hukui’s Governing Documents. It shall not be the responsibility of the Seller to provide the Purchaser any of Hukui’s Governing Documents or any other agreements or material about Hukui.

5. Legends. The Purchaser authorizes Hukui and its agents to place on each certificate for the Hukui Share which the Purchaser receives pursuant to this Agreement and any legends required under United States, foreign or state securities laws, or Hukui’s Governing Documents, including without limitation the following legends:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) Any legend required by applicable state securities laws.

(c) Any legends required by the laws or regulations of any other jurisdiction.

6. Hukui Consent. Hukui fully consents to the sale by the Seller and the purchase by the Purchaser of the Hukui Shares under this Agreement and agrees to use all commercially reasonable efforts to cause the transfer of the Hukui Shares as contemplated herein to be reflected promptly on the books and records of Hukui.

7. Hukui Stock Purchase Agreement. Hukui and GEEC acknowledge and agree that, as provided in the Hukui Stock Purchase Agreement, the obligation of GEEC to purchase 60,000 shares of Series C Preferred Shares of Hukui for $600,000 on or before June 30, 2022, subject to all conditions precedent relating thereto, remains in full force and effect.

8. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. The Parties consent to the exclusive jurisdiction of the Federal and state courts sitting in Clark County, Nevada to resolve any dispute arising under this Agreement.

(b) Entire Agreement; Amendment. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between or among them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Party(ies) to be charged.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender’s confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

If to GEEC:

Genufood Energy Enzymes Corp.

1108 S. Baldwin Avenue, Suite 107

Arcadia, California 91007

Attention: President

Email: jack.lai@geecenzymes.com

with a copy to:

Lance Jon Kimmel

SEC Law Firm

11693 San Vicente Boulevard

Suite 357

Los Angeles, California 90049

Email: lkimmel@seclawfirm.com

If to the Purchaser:

No. 345, Guangming Street

Shalu Dist.

Taichung City 433, Taiwan

Email: 陳玉麟 <cat580402@gmail.com>

If to Hukui:

Hukui Biotechnology Corporation

11F-1, No. 2, Sec 3, Bade Rd.

Shongshan Dist.

Taipei City 10558, Taiwan

Attention: Michael Kuo

Email: michael@hukuibio.com

with a copy to:

David Tien

Lee and Li, Attorneys-at-Law

8F, No.555, Sec. 4, Zhongxiao E. Rd.

Taipei 11072, Taiwan

Email: davidjtien@leeandli.com

(d) Successors and Assigns; Transfer of Shares by Purchaser. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of Hukui. The Purchaser understands that Hukui is entitled to withhold its consent to transfer of the Hukui Shares by the Purchaser, or the assignment by the Purchaser of his rights and obligations under this Agreement, unless the Purchaser and any proposed transferee or assignee of the Purchaser complies with Hukui’s requirements for such transfer or assignment under Hukui’s Governing Documents or otherwise.

(e) Attorneys’ Fees and Costs. Each Party to this Agreement will bear its own costs, expenses and attorneys’ fees, whether taxable or otherwise, incurred in or arising out of or in any way related to this Agreement and the transactions contemplated herein. Each Party agrees that it shall pay its own, in any action or proceeding to enforce or defend the terms of this Agreement or in any action arising out of any subject matter contained in this Agreement, the prevailing Party(ies) shall be entitled to recover its(their) fees and expenses and costs, including its(their) attorneys’ fees, from the non-prevailing Party(ies), in addition to all other relief to which the prevailing Party(ies) may be entitled. The right in the previous sentence attach to each action or proceeding brought under or in connection with this Agreement.

(f) Representation by Counsel. The Parties and each of them acknowledges and represents to the other Parties that they are entering into this Agreement after having received full legal advice as to their rights from an attorney of their choice.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

WHEREFORE, the Parties have executed this Stock Purchase Agreement as of the date first set forth above.

GENUFOOD ENERGY ENZYMES CORP.
(the “SELLER”):

By:	/s/ Wen-Piao Lai
Name:	Wen-Piao Lai
Title:	President

YU-LIN CHEN
(the “PURCHASER”):

/s/ Yu-Lin Chen
Name:	Yu-Lin Chen

HUKUI BIOTECHNOLOGY CORPORATION (“HUKUI”)

By:	/s/ Michael Kuo
Name:	Michael Kuo
Title:	C.E.O.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

Pursuant to that certain Stock Purchase Agreement made and entered into as of November 17, 2021 (the “Agreement”), by and among Genufood Energy Enzymes Corp. (the “Seller”), Yu-Lin Chen (the “Purchaser”) and Hukui Biotechnology Corporation (“Hukui”), the Seller hereby sells, assigns and transfers unto the Purchaser 140,000 shares of Series C Preferred Stock of Hukui standing in the Seller’s name on Hukui’s books and represented by Certificate Nos. SC-2 and SC-4, and does hereby irrevocably constitute and appoint the Secretary of Hukui to transfer said shares of Series C Preferred Stock on the books of Hukui with full power of substitution in the premises.

Dated: November __, 2021

genufood energy enzymes corp.

By:
Name:	Wen-Piao Lai
Title:	President